ANALYST PRESENTATION February 7, 2017 Paul B. Murphy, Jr. Chairman and CEO Full Year and Fourth Quarter 2019 Financial Results January 23, 2020 Exhibit 99.2

Disclaimers This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on May 21, 2018, and our Registration Statement on Form S-4 filed with the SEC on July 20, 2018, other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to implement our business plan; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; the composition of our loan portfolio, including the identity of our borrowers and the concentration of loans in energy-related industries and in our specialized industries; the portion of our loan portfolio that is comprised of participations and shared national credits; the amount of nonperforming and classified assets we hold; the possibility that the anticipated benefits of the merger with State Bank are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Cadence and State Bank do business. Cadence can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and Cadence does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. Certain of the financial measures and ratios we present, including “efficiency ratio,” “adjusted efficiency ratio,” “adjusted noninterest expenses,” “adjusted operating revenue,” “tangible common equity ratio,” “tangible book value per share” and “return on average tangible common equity”, “adjusted return on average tangible common equity”. “adjusted return on average assets”, “adjusted diluted earnings per share” and “pre-tax, pre-provision net earnings,” are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included in the Appendix.

Full Year 2019 Highlights $ in millions, except per share and unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 12/31/19 vs. 12/31/18. (2) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. On an adjusted basis(2), net income and earnings per share were $223.1 million and $1.72, resulting in an Adj. ROAA of 1.26% and 13.60% Adj. ROATCE. Adj. pre-tax, pre-provision net earnings of $400.3 million, +66% from $241.8 million in 2018, driven by the State Bank merger, higher revenue and ongoing expense focus with Adj. efficiency ratio of 48.6% improved from 49.6% in 2018. Elevated credit costs resulted in $85.8 million of net charge-offs or 63 bp of average loans and provision expense of $111.0 million. NIM (FTE) of 4.00%, up 39 bp from 2018. Total loan yields increased 65 bp to 5.81%, and total cost of funds up 14 bp to 1.39%. Increased liquidity position with loans to deposits at 88% at year-end 2019 compared to 94% in the prior period. Strong capital ratios of 10.87% TCE/TA in 2019, up 182 bp from 9.05% in 2018. Tangible book value per share of $14.65, up 8% from a year ago.

Fourth Quarter 2019 Highlights

Earnings	▪ Net income of $51.4 million for the fourth quarter of 2019, increasing 59% from $32.3 million in 4Q18 and up 17% from $44.0 million in 3Q19. ▪ Earnings per share of $0.40, ROAA of 1.14% and ROATCE[1] of 11.82%. ▪ Adjusted net income[1] and adjusted earnings per share[1] were $51.9 million and $0.40, respectively.
Revenue	▪ Operating revenue[1] of $194.8 million, up 56.9% from 4Q18 and flat compared to the linked quarter. ▪ Net Interest Income of $160.9 million, up 56.0% from 4Q18 and +0.5% vs. 3Q19. NIM declined only 5 bp to 3.89% with the impact of rate declines offset by lower deposit costs and hedge activities. 4Q19 cost of deposits improved 18 bp linked quarter. ▪ Noninterest income of $33.9 million, up 61.4% from 4Q18 and down 2.1% over the linked quarter.
Balance Sheet	▪ Total period end assets of $17.8 billion, up $5.1 billion or 39.7% from 4Q18 reflecting the State Bank acquisition in 1Q19 and down $70.5 million or -0.4% from 3Q19. ▪ Loans of $13.0 billion and total deposits of $14.7 billion. Loan to deposit ratio of 88% vs. 92% in 3Q19. ▪ Tangible common equity was $1.9 billion, -0.5% from 3Q19. Tangible common equity ratio 10.9% at 4Q19.
Efficiency	▪ Adj. noninterest expenses[1] were $98.4 million in 4Q19, which excludes $0.9 million of merger costs and $1.2 million of pension termination expense. ▪ Adj. efficiency ratio[1] of 50.9%, compared to 49.0% in the year ago quarter and 48.1% linked quarter, reflecting steady revenue growth and continued focus on expense discipline.
Credit Quality	▪ Elevated credit costs resulted in $35.3 million of net charge-offs or 104 bps of average loans in 4Q19, and $27.1 million of provision during the quarter. ▪ Total NPAs to total loans, OREO and other NPAs of 0.97% as of 4Q19, compared to 0.84% in 3Q19 and 0.81% in 4Q18. Allowance for credit losses was 0.92% of total loans compared to 0.94% in both 3Q19 and 4Q18.

(1) Considered a non-GAAP financial measure. See "Non-GAAP Measures and Ratio Reconciliation" in the appendix.
(2) Presented on a fully taxable equivalent (FTE) basis using a tax rate of 21.0%.

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Cadence Bank, N.A. Member FDIC

Fourth Quarter 2019 Highlights, continued $ in millions, except per share and unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 12/31/19 vs. 12/31/18. QoQ represents 12/31/19 vs. 9/30/19. (2) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. (3) Annualized for the three month periods.

Net Income ($mm) Key Profitability Metrics Earnings Per Share Return on Tangible Equity Return on Average Assets (1) “Adjusted” figures are considered non-GAAP financial measures. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. GAAP Reporting Basis Adjusted ("Non-GAAP")(1)

Historical Financial Performance 44% 62% 74% 17% 26% 74% 80% 84% 20% 16% 92% 8% 96% 4% (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. 3.64% 3.66% 3.58% 3.55% 4.21% 3.97% 3.94% 3.89% Net Interest Margin (%)

Highlights Loan Portfolio Metrics $ in millions, unless otherwise indicated Diversified Loan Portfolio(3) (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 12/31/19 vs. 12/31/18. QoQ represents 12/31/19 vs. 9/30/19. (2) Period-End Data. Figures may not total due to rounding. (3) Amounts represent total gross loans. Loan Breakdown and Historical Comparison Over the last year management has made a focused effort to reduce the portfolio risk and moderate loan growth. As a result of these efforts and due to ordinary payoffs and paydowns, total loans decreased $653 million or 5% from prior quarter. Higher payoff activity came from General C&I, Energy, Restaurant and CRE. $48mm in land and development loans were moved to held for sale in 4Q19.

2019 Credit Commentary 2019 net charge-offs (NCOs) were elevated but manageable at $85.8 million or 63 bps of average loans, due primarily to: $44 million or 51% of total NCOs related to six General C&I credits, including one outlier $20 million chargeoff, high-severity loss (non-SNC) credit. $21 million related to five Restaurant credits or 24% of total NCOs for the year. $13 million related to three, 2014 and prior year originated Energy credits or 15% of the total NCOs. Net charge-offs since our 2017 initial public offering in other areas of our portfolio include (loan balances as of 12/31/19): Zero NCOs over last three years in Energy Services ($183 million of loans) as well as Healthcare ($472 million in loans). $16 thousand in aggregate NCOs over the last three years in our legacy Cadence $1.5 billion originated Commercial Real Estate portfolio. Less than 5 bps NCOs over the last three years in our $2.8 billion Commercial Real Estate portfolio. Less than $500 thousand in NCOs over the last three years in our $2.1 billion Residential Real Estate portfolio. Originated loan portfolio NCOs over a 3 year average is 31 bps, at the high-end of our targeted range. Criticized and classified loans have increased over the last year but still within historical range, and credit remains at a manageable level. Our long term expectation is that our portfolio will generate net charge offs of 25-30 bps and that would generate attractive returns for shareholders. Management is very focused on reducing risk across the board and especially in Restaurant and Leveraged Loans.

Credit Quality $ in millions, unless otherwise indicated Nonperforming Assets(1) Highlights Allowance for Credit Losses Rollforward (1) NPA% represents total nonperforming assets (NPAs) to total loans and OREO and other NPAs. Of the 4Q19 net-charge offs totaling $35.3 million, $15 million were in five restaurant credits, $7.6 million in three C&I credits, $7.5 million in three energy credits and $4.3 million in three acquired credits. Provision for the fourth quarter of 2019 was $27.1 million or 0.80% of average loans as compared to $8.4 million or 0.34% of average loans for the fourth quarter of 2018 and $43.8 million or 1.27% of average loans for the third quarter of 2019. The current quarter’s provision was driven primarily by higher charge-offs and specific reserves. The allowance for credit losses (“ACL”) was $119.6 million or 0.92% of total loans at 4Q19, compared to $127.8 million or 0.94% in 3Q19. ACL to total nonperforming loans was 95.3%. Criticized loans increased to $605 million for 4Q19 compared to $572 million for 3Q19 with additions driven by migration in General C&I credits.

Highlights Core Deposit Growth $ in millions, unless otherwise indicated Deposit Growth Deposit Breakdown and Comparison (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 12/31/19 vs. 12/31/18. QoQ represents 12/31/19 vs. 9/30/19. (2) Core deposits are defined as total deposits excluding brokered deposits. (3) Period-End Data. Figures may not total due to rounding. Core Deposit Geography (12/31/19) Core deposits(2) increased $270 million, or 2% QoQ, while brokered deposits declined $317 million or -62% QoQ. Brokered deposits were down to 1% of total deposits at the end of 4Q19 from 3% in 3Q19 and 10% in 4Q18. Noninterest-bearing deposits increased $231 million or 6% since 3Q19 and $1.4 billion or 56% from 4Q18. Noninterest-bearing deposits now make up 26% of total deposits, up from 24% in 3Q19 and 23% in 4Q18.

Net Interest Margin Highlights (1) Acquired non-credit impaired (“ANCI”) loans. NIM, Yields & Costs Net Interest Margin (TE) Rollforward(1) Net interest margin (tax equivalent) was 3.89% in 4Q19 vs. 3.94% for 3Q19. We effectively mitigated the impact of declining rates on our loan portfolio and lower loan balances during the quarter by aggressively managing funding costs and realizing the positive impact of our hedge positions. Originated loan beta in 4Q19 was 15%; excluding the benefit of our hedging activities, this beta would have been 65% due to the 67% floating nature of our loan portfolio, illustrating the positive impact of the $4 billion notional interest rate collar. Total yield on loans declined 9 bp during 4Q19 due to the declining interest rates, positively impacted by our interest rate collar and loan fees. 4Q19 total cost of deposits was 1.14%, improving 18 bp from 3Q19. Deposit costs were positively impacted by lower brokered deposits, higher NIB balances and lower rates on interest bearing deposits. Total deposit beta in 4Q19 was 39%. In a -100bp interest rate parallel shock scenario, net interest income is modeled to +1.65%, using a 47% total deposit beta assumption.

Highlights Breakdown of Noninterest Income Total Noninterest Income Composition(1) Total Noninterest Income Growth $ in millions, unless otherwise indicated Total noninterest income of $33.9 million, an increase of $12.9 million or 61% from the same period of 2018, and a decrease of $0.7 million or 2% over the linked quarter The linked quarter results included a decline in credit related fees resulting from decreased loan activity, timing on service charges and lower securities gains, offset by increases in investment advisory revenue, trust services revenue, and payroll processing revenue. Assets Under Management(2) (1) Figures may not total due to rounding. (2) Total Assets Under Management adjusted to exclude escrow, safekeeping & QSF. Total Noninterest Income / Operating Revenue 16.9% 15.3% 16.5% 17.8% 17.4%

Expense Management & Operating Leverage Noninterest Expense ($mm) Highlights Adj. noninterest expense was $98.4 million in 4Q19, up $5.1 million or 5.5% from $93.3 million for the third quarter of 2019. The quarterly increase was driven by general operating costs combined with the impact of credits reflected in 3Q19. Adj. efficiency ratio(1) for 2019 was 48.6% compared to 49.6% for 2018, reflecting synergies from the State Bank merger combined with continuation of Cadence’s efficient operating platform. Adj. net income(1) of $223.1 million in 2019, excludes $29.7 million of non-routine expenses, primarily merger-related. Efficiency Ratio(1) (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. GAAP Reporting Basis Adjusted ("Non-GAAP")(1) Net Income ($mm)

Appendix

Net Interest Income Dynamics – Annual Comparison $ in millions, unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. Note: Figures may not total due to rounding.

Net Interest Income Dynamics – Quarterly Comparison $ in millions, unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. Note: Figures may not total due to rounding.

Summary Income Statement $ in millions (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. Note: Figures may not total due to rounding.

Components of Net Income $ in millions Note: Figures may not total due to rounding.

Summary Balance Sheet – Period End $ in millions Note: Figures may not total due to rounding.

Capital Ratios

Allowance for Credit Losses (ACL) Rollforward $ in thousands Note: Figures may not total due to rounding.

Criticized Loans by Segment $ in thousands

Nonperforming Assets $ in thousands Note: Figures may not total due to rounding.

Nonperforming and 90+ Days Past Due Loans $ in millions, unless otherwise indicated

Classified and Criticized Loans $ in millions, unless otherwise indicated (1) Classified Loan % represents total classified loans to total loans held for investment (HFI) (2) Criticized Loan % represents total criticized loans to total loans held for investment (HFI)

Energy Loans Detail $ in millions Note: Figures may not total due to rounding. .

Non-GAAP Measures and Ratio Reconciliation $ in millions Note: Figures may not total due to rounding.

Non-GAAP Measures and Ratio Reconciliation, continued Note: Figures may not total due to rounding. (1) Annualized for the three month periods. $ in millions, except per share and unless otherwise indicated

Non-GAAP Measures and Ratio Reconciliation, continued $ in millions, except per share and unless otherwise indicated (1) Annualized for the three month periods. Note: Figures may not total due to rounding.